SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:          January 29, 2003
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                       (Date of earliest event reported)

                            Lehman ABS Corporation
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              (Exact Name of Registrant as Specified in Charter)


     Delaware                     1-11661                     13-3447441
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(State of Incorporation)         (Commission               (I.R.S. Employer
                                 File Number)              Identification No.)


745 Seventh Avenue
New York, New York                                      10019
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(Address of Principal Executive Offices)                     (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5. Other Events
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        On January 29, 2003, Lehman ABS Corporation ("LABS") transferred
$26,400,000 aggregate principal amount of One Hundred Year 7.12% Debentures due July 25, 2097, issued by BellSouth Capital Funding Corp. (the "Underlying Securities") to the Corporate Backed Trust Certificates, BellSouth Capital Funding Debenture-Backed Series 2003-2 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, BellSouth Capital Funding Debenture-Backed Series 2003-2 (the "Certificates"), issued pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of January 29, 2003 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated January 17, 2003 (the "Underwriting Agreement"), between LABS and Lehman, as underwriter (the "Underwriter").

ITEM 7. Financial Statements and Exhibits
        ---------------------------------

(a)    Financial Statements - Not Applicable

(b)    Pro Forma Financial Information - Not Applicable

(c)    Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                 Description
---------------             -----------

        4.1 Series Supplement, dated as of January 29, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.



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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LEHMAN ABS CORPORATION


                                            /s/ Rene Canezin
                                            --------------------------------
                                            Name:   Rene Canezin
                                            Title:  Senior Vice President

January 29, 2003


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INDEX TO EXHIBITS
   Exhibit No.                       Description
   ------------                      -----------

       4.1 Series Supplement, dated as of January 29, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.